Exhibit 8.1

[Letterhead of Sullivan & Cromwell LLP]

February 23, 2021

The Goldman Sachs Group, Inc.,

200 West Street,

New York, New York 10282.

Ladies and Gentlemen:

As counsel to The Goldman Sachs Group, Inc. (the “Company”), GS Finance Corp. (“GSFC”), Goldman Sachs Capital VI and Goldman Sachs Capital VII (each, an “Issuer Trust”), in connection with the registration under the Securities Act of 1933 of (i) the Company’s Debt Securities, Warrants, Purchase Contracts, Units, Preferred Stock, Depositary Shares and Common Stock (the “Company Securities”), pursuant to the Prospectus, dated the date hereof of the Company (the “Company Prospectus”), (ii) GSFC’s Debt Securities, Warrants and Units and the guarantee thereof by the Company (the “GSFC Securities”), pursuant to the Prospectus, dated the date hereof, of GSFC (the “GSFC Prospectus”), and (iii) the Issuer Trusts’ Capital Securities and the guarantee thereof by the Company (the “Issuer Trust Securities”, and together with the Company Securities and the GSFC Securities, the “Securities”), pursuant to the Prospectus, dated the date hereof, of the Issuer Trusts (the “Issuer Trusts Prospectus”, and together with the Company Prospectus and the GSFC Prospectus, the “Prospectuses”), the Prospectuses forming a part of the Registration Statement of the Company, GSFC and the Issuer Trusts to which this opinion is filed as an exhibit, we hereby confirm to you that the discussion set forth under the headings “United States Taxation” in each of the Prospectuses is our opinion, subject to the qualifications and limitations set forth therein.

The Goldman Sachs Group, Inc.	-2-

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the headings “United States Taxation” in the Prospectuses. In addition, if a prospectus supplement relating to the offer and sale of any particular Security is prepared and filed by the Company, GSFC or an Issuer Trust with the Securities and Exchange Commission on a future date and the prospectus supplement contains our opinion and a reference to us, this consent shall apply to our opinion and the reference to us in substantially such form. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Sullivan & Cromwell LLP